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                                                                    EXHIBIT 99.1


CONTACT:                         AUGUST 15, 2005

Fredrick B. Rolff
Chief Financial Officer    (908) 387-1673

             SENTIGEN HOLDING CORP. ANNOUNCES SECOND QUARTER RESULTS

PHILLIPSBURG, NJ, August 15, 2005: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the quarter and six months ended June 30, 2005.

      On February 22, 2005, we sold the Specialty Media Division of our wholly-owned subsidiary, Cell & Molecular Technologies, Inc. ("CMT"), to Chemicon International, Inc., a wholly-owned subsidiary of Serologicals Corporation (Nasdaq: SERO). The results of this division have been accounted for as discontinued operations. Our consolidated results of continuing operations consist of CMT's contract research division, Sentigen Biosciences, Inc. and the expenses of the parent company.

Consolidated Results of Continuing Operations

      Revenues for the three months ended June 30, 2005 were $1,700,199, a 44% increase over the revenues of $1,117,973 for the three months ended June 30, 2004. Our revenues are primarily attributed to our wholly-owned subsidiary CMT, which accounted for $1,509,026 of our consolidated revenues for the three months ended June 30, 2005 and a 28% increase when compared to CMT's revenues for the three months ended June 30, 2004. The remainder of the revenue increase on a consolidated basis was due to Sentigen Biosciences' contract with the Technical Support Working Group ("TSWG") an inter-departmental agency of the federal government with representatives from the Departments of Defense, State and Homeland Security, to develop advanced biotechnology for the detection of explosives and other threats, which initiated in the third quarter of 2004. This contract accounted for $176,173 of revenue for the three months ended June 30, 2005.

      Revenues for the six months ended June 30, 2005 were $3,461,715, a 38% increase over the $2,508,190 of revenues for the six months ended June 30, 2004. CMT accounted for $3,106,730 of our consolidated revenues for the six months ended June 30, 2005 and a 24% increase when compared to CMT's revenues for the six months ended June 30, 2004. The remainder of the increase on a consolidated basis was primarily due to Sentigen Biosciences' contract with TSWG. This contract accounted for $339,985 of revenue for the six months ended June 30, 2005.

      The loss from continuing operations for the three months ended June 30, 2005 was ($655,428) or ($0.09) per share. This compares to a loss from continuing operations of ($752,018) or ($0.10) per share for the three months ended June 30, 2004. The reduction in loss was due to an increase in the income from continuing operations of CMT as well as a reduction in the loss from operations from Sentigen Biosciences.

      The loss from continuing operations for the six months ended June 30, 2005 was ($1,206,659) or ($0.16) per share. This compares to a loss from continuing operations of


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($2,058,781) or ($0.28) per share for the six months ended June 30, 2004. The reduction in loss was primarily due to the decline in stock based compensation charges for the six months ended June 30, 2005. Such charges amounted to $697,439 during the six months ended June 30, 2004, compared to $89,080 for the six months ended June 30, 2005. The decline is attributable to the expiration of certain stock option grants to non-employee scientific consultants. In addition to the decline in stock based compensation, CMT's increase in income from continuing operations also contributed to the reduction in loss from continuing operations.

Results of Continuing Operations by Segment

      The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

      Cell & Molecular Technologies, Inc. Income from continuing operations attributable to CMT for the three months ended June 30, 2005 was $233,187 compared to $206,769 for the three months ended June 30, 2004, a 13% increase. Income from continuing operations attributable to CMT for the six months ended June 30, 2005 was $530,137 compared to $385,965 for the six months ended June 30, 2004, a 37% increase. The increase was primarily driven by CMT's increase in revenues, offset by higher direct costs and selling, general and administrative expenses.

      Sentigen Biosciences. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is devoting a significant portion of its research effort and resources to the development of a novel molecular profiling system, which if successful, the Company through CMT will attempt to commercialize.

      While we believe our technology capabilities in the Biosciences area are substantial, up to this point, Sentigen Biosciences has not generated any significant revenues and, moreover, has incurred quite substantial operating losses. Although we have completed several pilot research collaborations, we have not entered into any drug discovery or development agreements, nor can any assurance be given that we will be able to do so on terms that are acceptable to us.

      Management intends to continually review the commercial validity of the Tango Assay System, its applicability to functionalizing orphan GPCR's and the prospects of our proposed new novel molecular profiling system in order to make the appropriate decisions as to the best way to allocate our limited resources.

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      Loss from continuing operations attributable to Sentigen Biosciences for the three months ended June 30, 2005 was ($455,601), a 9% reduction when compared to the loss from operations of ($500,361) for the three months ended June 30, 2004. Loss from continuing operations attributable to Sentigen Biosciences for the six months ended June 30, 2005 was ($836,474), a 37% improvement when compared to the loss from operations of ($1,320,793) for the six months ended June 30, 2004. The reduction in loss was primarily due to the absence of stock-based compensation costs attributable to scientific consultants as previously discussed, and our contract with TSWG.

      Corporate. Loss from continuing operations attributable to corporate holding company expenses for the three months ended June 30, 2005 was ($504,489). This compares to a loss attributable to corporate holding company expenses of ($483,873) for the three months ended June 30, 2004, an increase of 4%. The increase was primarily due to compensation and commercial insurance expenses. Loss from continuing operations attributable to corporate holding company expenses for the six months ended June 30, 2005 was ($1,044,876). This compares to a loss attributable to corporate holding company expenses of ($1,157,007) for the six months ended June 30, 2004, a reduction of 10%. The reduction is primarily due to a decline in professional fees for legal services.

Cash and Working Capital

      At June 30, 2005, the Company had $176,673 in cash and cash equivalents, $14,072,844 in U.S. Treasury Notes, at market value, and $13,338,728 in working capital. This compares to $347,560 in cash and cash equivalents, $9,738,938 in U.S. Treasury Notes, at market value, and $9,569,381 in working capital at December 31, 2004. It should be noted that we will need substantial amounts of additional financing to commercialize the research programs undertaken by us which financing may not be available or if available may not be on reasonable terms.

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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES

                              FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS:



                                                       (Unaudited)                    (Unaudited)
                                                   For the Three Months            For the Six Months
                                                          Ended                          Ended

                                                         June 30,                       June 30,
                                                         --------                       --------
                                                     2005       2004                 2005        2004
                                                     ----       ----                 ----        ----


 Revenue
         CMT                                      $1,509,026  $1,177,973          $3,106,730  $2,508,190
         Sentigen Biosciences                        191,173           -             354,985           -
                                                  ----------  ----------          ----------  ----------
                                                   1,700,199   1,177,973           3,461,715   2,508,190

 Income after direct costs
         CMT                                         928,728     781,903           1,925,829   1,585,988
         Sentigen Biosciences                         79,639           -             143,689           -
                                                   ---------   ---------           ---------   ---------
                                                   1,008,367     781,903           2,069,518   1,585,988

 Operating income/(loss)
         CMT                                         233,187     206,769             530,137     385,965
         Sentigen Biosciences                       (455,601)   (500,361)           (836,474) (1,320,793)
         Corporate                                  (504,489)   (483,873)         (1,044,876) (1,157,007)
                                                   ---------    --------          ----------  ----------

 Operating (loss)                                   (726,903)   (777,465)         (1,351,213) (2,091,835)
                                                   ---------    --------          ----------  ----------

 Loss from continuing operations                    (655,428)   (752,018)         (1,206,659) (2,058,781)

 (Loss)/income from discontinued operations,
    net of tax (including gain on disposal of
    $4,773,810, net of tax for the six
    months ended June 30, 2005)                      (88,200)    242,892           4,835,122     562,332
                                                   ---------   ---------          ----------   ---------

 Net (loss)/income                                 $(743,628) $ (509,126)        $ 3,628,463 $(1,496,449)
                                                   =========  ==========         -========== ===========


NET INCOME (LOSS) PER SHARE INFORMATION:
---------------------------------------
 Basic and diluted loss per
          share from continuing operations         $   (0.09)  $   (0.10)        $   (0.16)  $   (0.28)
                                                   =========   =========         =========   =========

 Basic and diluted net (loss) income per
          share from discontinued operations       $   (0.01)   $   0.03         $    0.65   $    0.08
                                                   =========    ========         =========   =========

 Basic and diluted net (loss) income per share     $   (0.10)  $   (0.07)        $    0.49   $   (0.20)
                                                   =========   =========         =========   =========

 Weighted average shares outstanding:

          Basic and Diluted                         7,473,117  7,462,099         7,472,309    7,459,647
                                                    =========  =========         =========    =========




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BALANCE SHEET HIGHLIGHTS:



                                 June 30,     December 31,
                                   2005          2004
                                   ----          ----

 Cash and cash equivalents     $   176,673    $   347,560
 U.S. treasury notes            14,072,844      9,738,938
 Total current assets           15,714,129     12,110,677
 Total assets                   16,784,050     13,388,743

 Current maturities of
  long term debt                   209,809        180,698
 Current liabilities             2,375,401      2,541,296
 Long-term debt                    635,046        784,495
 Total liabilities               3,010,447      3,325,791

 Stockholder's Equity          $13,773,603    $10,062,952


      THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:
Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is devoting a significant portion of its research effort and resources to the development of a novel molecular profiling system, which if successful, the Company through CMT will attempt to commercialize. CMT provides contract research and development services to companies engaged in the drug discovery process. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.